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Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder
World-Wide Holdings Limited

        We have audited the accompanying consolidated balance sheets of World-Wide Holdings Limited as of September 30, 2001 and 2000, and the related consolidated statements of income, comprehensive income, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of World-Wide Holdings Limited at September 30, 2001 and 2000 and the consolidated results of its operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

London, England
February 26, 2002

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(Expressed in Thousands of United States Dollars)

	September 30,
	2001	2000
ASSETS
Investments:
Fixed maturity securities available for sale at fair value	$85,930	$79,027
Trading equity securities at fair value	19,695	26,035
Cash and cash equivalents	15,287	13,927

TOTAL INVESTMENTS	120,912	118,989
Accrued investment income	3,132	2,541
Reinsurance receivables	32,997	61,792
Deferred acquisition costs	6,663	7,465
Other assets	8,893	6,285

TOTAL ASSETS	$172,597	$197,072

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Reserves for future policy benefits	$66,750	$55,061
Investment-type products	24,949	33,044
Due to reinsurers	4,345	38,374
Benefits payable	693	963
Accounts payable and accrued expenses	18,384	3,228
Deferred tax liability	10,049	12,513

TOTAL LIABILITIES	125,170	143,183

Shareholder's Equity:
Common stock, par value $1.692 per share; 5,000,000 shares authorized, issued, and outstanding	8,458	8,458
Additional paid-in capital	21,444	21,444
Accumulated other comprehensive income (loss):
Unrealized gain on investments, net	1,391	61
Foreign currency translation adjustments, net	(1,539)	(2,426)
Retained earnings	17,673	26,352

TOTAL SHAREHOLDER'S EQUITY	47,427	53,889

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$172,597	$197,072

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME

(Expressed in Thousands of United States Dollars)

	Years Ended September 30,
	2001	2000
REVENUES
Premiums earned	$35,635	$25,906
Net investment income	7,551	8,628
Change in unrealized gain on trading securities	(6,202)	3,047
Other income	(285)	93

TOTAL REVENUES	36,699	37,674

BENEFITS AND EXPENSES
Claims and other policy benefits	23,370	24,353
Acquisition costs and other insurance expenses	4,809	3,300
Operating expenses	4,660	3,688

TOTAL BENEFITS AND EXPENSES	32,839	31,341

NET INCOME BEFORE INCOME TAX EXPENSE	3,860	6,333
Income tax expense	1,158	1,830

NET INCOME	$2,702	$4,503

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Expressed in Thousands of United States Dollars)

	Years Ended September 30,
	2001	2000
NET INCOME	$2,702	$4,503

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain on investments, net	1,330	458
Foreign currency translation adjustments, net	887	(3,809)

Total other comprehensive income (loss)	2,217	(3,351)

COMPREHENSIVE INCOME	$4,919	$1,152

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

(Expressed in Thousands of United States Dollars, except for number of shares)

	Years Ended September 30,
	2001	2000
ORDINARY SHARES	5,000,000	5,000,000

SHARE CAPITAL	$8,458	$8,458

ADDITIONAL PAID-IN CAPITAL	21,444	21,444

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Beginning of period	(2,365)	986
Unrealized gain on investments, net	1,330	458
Foreign currency translation adjustments, net	887	(3,809)

End of period	(148)	(2,365)

RETAINED EARNINGS
Beginning of period	26,352	21,849
Net income	2,702	4,503
Dividends declared	(11,381)	—

End of period	17,673	26,352

TOTAL SHAREHOLDER'S EQUITY	$47,427	$53,889

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in Thousands of United States Dollars)

	Years Ended September 30,
	2001	2000
OPERATING ACTIVITIES
Net income	$2,702	$4,503
Items not affecting cash:
Amortization of investments	(2,277)	(495)
Amortization of deferred acquisition costs	796	879
Deferred income taxes	(3,739)	1,449
Change in unrealized loss (gain) on trading securities	6,202	(3,047)
Income credits on investment-type products	(8,095)	2,671
Changes in assets and liabilities:
Accrued investment income	(591)	35
Reinsurance receivables	28,795	21,535
Other assets	(2,608)	(4,532)
Reserve for future policy benefits	11,689	2,428
Due to reinsurers	(34,029)	(17,454)
Benefits payable	(270)	(290)
Accounts payable and accrued expenses	3,775	456

Net cash provided by operating activities	2,350	8,138

INVESTING ACTIVITIES
Purchase of investments	(41,793)	(62,100)
Proceeds from sales and maturities of investments	37,514	48,652
Cash received from assumption of reinsurance block of business	—	21,572

Net cash provided by investing activities	(4,279)	8,124

FINANCING ACTIVITIES
Accrued dividends payable	11,381	—
Withdrawals from investment-type product liabilities	(8,087)	(11,629)

Net cash used in financing activities	3,294	(11,629)

OTHER
Effect of exchange rate changes on cash and cash equivalents	(5)	(3,106)

Net change in cash and cash equivalents	1,360	1,527
Cash and cash equivalents, beginning of period	13,927	12,400

CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,287	$13,927

See Accompanying Notes to Consolidated Financial Statements

SUPPLEMENTAL SCHEDULE OF INVESTING AND FINANCING ACTIVITIES

        In connection with the assumption of a reinsurance block of business as discussed in Note 2, the following assets and liabilities were assumed:

September 30, 2000
Trading equity securities	$25,861
Cash and cash equivalents	21,572
Reinsurance receivables	4,350
Deferred acquisition costs	8,417

Total assets assumed	$60,200

Reserves for future policy benefits	$26,231
Investment-type products	31,381
Benefits payable	1,043
Due to reinsurers	1,545

Total liabilities assumed	$60,200

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2001

1. ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

Organization and Business

        World-Wide Holdings Limited (World-Wide Holdings) is a holding company incorporated in England and Wales in 1987. World-Wide Holdings has two wholly owned subsidiaries, World-Wide Reassurance Company Limited (World-Wide Reassurance) which is a life and health reinsurance company, incorporated in England and Wales in 1964, and World-Wide Corporate Capital Limited (World-Wide Corporate Capital), which is a Lloyd's corporate capital provider, incorporated in England and Wales in 2001.

        World-Wide Reassurance's primary line of business is to transact international reinsurance business with companies primarily in the Middle East, Europe and other overseas territories, as well as the retrocession of reinsurance with reinsurance companies in the United States. World-Wide Corporate Capital Limited was admitted as a corporate member of Lloyd's in November 2001, and will be providing capacity to one Lloyd's life underwriting syndicate, effective January 1, 2002.

        As at September 30, 2001, World-Wide Holdings was a wholly owned subsidiary of Pacific Life Insurance Company (Pacific Life), a California stock life insurance company. On August 6, 2001, Pacific Life entered into a share purchase agreement with Scottish Annuity & Life Holdings, Ltd., a company incorporated in the Cayman Islands. Under the terms of this agreement, Pacific Life exchanged its 100% ownership of World-Wide Holdings for newly issued ordinary shares in Scottish Annuity & Life Holdings, Ltd. The transaction closed on December 31, 2001, at which date World-Wide Holdings became a 100% owned subsidiary of Scottish Annuity & Life Holdings, Ltd.

        World-Wide Holdings and World-Wide Reassurance (collectively, World Wide) is engaged in only one segment of business, life and health reinsurance.

Basis of Presentation

        Accounting Principles and Consolidation—The accompanying consolidated financial statements of World-Wide Holdings have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of World-Wide Holdings and its wholly owned subsidiaries World-Wide Reassurance and World-Wide Corporate Capital. All significant intercompany transactions and balances have been eliminated on consolidation.

        Estimates, Risks and Uncertainties—The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        World-Wide operates in a business environment which is subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, interest rate risk, investment market risk, credit risk, and legal and regulatory changes.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investments

        Fixed maturity securities are classified as available for sale and are reported at fair value, with unrealized gains and losses, net of deferred income taxes, recorded as a component of other comprehensive income. The cost of fixed maturity securities is adjusted for the amortization of premiums and discounts which is reflected in net investment income. Trading equity securities are reported at fair value with unrealized gains included in change in unrealized gain on trading securities. The fair values of the securities are based on quoted market prices.

        Realized gains and losses on investment transactions are determined on a specific identification basis and are included in investment income.

Cash and Cash Equivalents

        Cash and cash equivalents include all liquid debt instruments with an original maturity of three months or less. Cash and cash equivalents are recorded at face value, which approximates fair value.

Deferred Acquisition Costs

        The costs of acquiring new reinsurance business, principally ceding commissions, underwriting, record keeping and other expenses, which vary with and are primarily related to the production of new business, are capitalized and amortized in future periods. The effect on the amortization of deferred acquisition costs of revisions to estimated gross profits will be reflected in earnings in the period such estimated gross profits are revised.

        For the years ending September 30, 2001 and 2000, amortization of deferred acquisition costs amounted to $2.3 million and $1.2 million, respectively.

Reserves For Future Policy Benefits

        Benefit reserves for future benefits under life insurance contracts reinsured are estimated using actuarial assumptions for mortality, withdrawal assumptions, investment yields and expenses based on World-Wide Reassurance's experience. Interest rate assumptions ranged from 3.5% to 4.5% for the years ended September 30, 2001 and 2000.

Investment-Type Products

        Investment-type products are recorded at account value and represent segregated contracts in which the investment results attained generally pass through to the contract holder. Income is credited to these products based on the investment results and is included in claims and other policy benefits. The account value approximates fair value.

Revenues, Benefits and Expenses

        Premiums for reinsurance transactions are included in revenues over the premium paying period of the underlying policies. Related policy benefits and expenses are provided against the revenues to recognize profits over the estimated lives of the policies. Fees from investment-type products are earned over the life of the contracts.

        Assumptions of blocks of in-force business are accounted for in results of operations only from the respective date of assumption with the initial transfer of assets and liabilities recorded on the balance sheet.

        Investment income is recorded as earned.

Translation of Foreign Currencies

        World-Wide maintains its books and records in both the British pounds and United States dollars. World-Wide also transacts business in many foreign currencies that are converted and then settled in either British pounds or United States dollars. The financial statement accounts expressed in British pounds are translated into United States dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation (SFAS 52). In accordance with SFAS 52, functional currency assets and liabilities are translated into United States dollars generally using current rates of exchange prevailing at the balance sheet date and the related translation adjustments are recorded as a separate component of comprehensive income, net of tax. Income statement accounts are translated using average exchange rates.

Income Taxes

        Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. In accordance with this statement, deferred income taxes reflect the net tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There is no valuation allowance currently applied to any deferred tax assets related to impairment.

        Undistributed earnings of World-Wide Reassurance are not taxable until there is a distribution of current or accumulated earnings and profits in the form of dividends or other distributions. World-Wide Holdings would then be subject to United Kingdom taxation. Deferred taxes have been provided for undistributed earnings. As of September 30, 2001, World-Wide Reassurance had undistributed earnings of $12.7 million subject to tax upon distribution. The current tax rate for World-Wide Holdings as of September 30, 2001 is the United Kingdom statutory tax rate of 30%.

Fair Value of Financial Instruments

        The fair value of assets and liabilities included on the consolidated balance sheets which qualify as financial instruments under SFAS No. 107, Disclosure About Fair Value of Financial Instruments, approximate the carrying amount presented in the consolidated financial statements.

Reclassifications

        Certain amounts in the financial statements for the year ended September 30, 2000 have been reclassified to conform to the current year presentation.

3. INVESTMENTS

        The amortized cost, gross unrealized gains and losses, and fair value of fixed maturity securities available for sale are shown below. The fair value of publicly traded securities is based on quoted market prices. For securities not actively traded, fair values were provided by independent pricing services, primarily brokers of these securities. World-Wide also estimates certain fair values based on interest rates, credit quality and average maturity or from securities with comparable trading characteristics.

	September 30, 2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Foreign governments	$5,275	$247	$—	$5,522
Corporate securities	78,668	1,853	113	80,408

Total	$83,943	$2,100	$113	$85,930

	September 30, 2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Foreign governments	$6,404	$159	$—	$6,563
Corporate securities	72,536	371	443	72,464

Total	$78,940	$530	$443	$79,027

        The contractual maturities of fixed maturity securities as of September 30, 2001, by contractual repayment date of principal, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$10,529	$10,737
Due in one year through five years	53,235	54,527
Due in five years through ten years	20,179	20,666
Due after ten years	—	—

Total	$83,943	$85,930

        Major categories of net investment income are as follows for the years ended:

	September 30,
	2001	2000
Fixed maturity securities	$6,552	$7,779
Equity securities	538	268
Cash and cash equivalents	461	581

Net investment income	$7,551	$8,628

        Proceeds from the sales of available for sale securities amounted to $37.3 million and $19.1 million for the years ending September 30, 2001 and 2000, respectively. Gross gains of $505,000 and $85,000 and gross losses of $118,000 and $77,000 on sales of available for sale securities were realized for the years ended September 30, 2001 and 2000, respectively.

        As of September 30, 2001 and 2000, World-Wide did not have a material concentration of investments in a single issuer, industry, or geographic location.

4. COMPREHENSIVE INCOME

        Comprehensive income, in accordance with SFAS No. 130, Reporting Comprehensive Income, requires unrealized gains and losses on World-Wide's available for sale investments and the foreign currency translation adjustment to be included in other comprehensive income. The table below shows the gross and net of tax components of other comprehensive income.

	Year Ended September 30, 2001
	Before Taxes	Tax	Net of Tax
	(in thousands)
Unrealized gain, net, on available for sale securities arising during the year	$2,257	$(463)	$1,794
Less reclassification adjustment for gains realized in net income	(357)	(107)	(464)
Foreign currency translation adjustments	1,267	(380)	887

Total	$3,167	$(950)	$2,217

	Year Ended September 30, 2000
	Before Taxes	Tax	Net of Tax
	(in thousands)
Unrealized gain, net, on available for sale securities arising during the year	$662	$(198)	$464
Less reclassification adjustment for gains realized in net income	(8)	2	(6)
Foreign currency translation adjustments	(6,647)	2,838	(3,809)

Total	$(5,993)	$2,642	$(3,351)

5. INCOME TAXES

        The components of income tax expense are as follows for the years ended:

	September 30,
	2001	2000
	(in thousands)
Current tax expense	$4,571	$381
Deferred tax expense	(3,413)	1,449

Total income tax expense	$1,158	$1,830

        World-Wide's effective tax rate approximated the statutory tax rate of 30% for the tax years ended 2001 and 2000.

        Significant components of the net deferred tax liability are as follows as of:

	September 30,
	2001	2000
	(in thousands)
Undistributed earnings of World-Wide Reassurance	$3,280	$6,194
Reserves for future policy benefits	7,317	4,728
Deferred acquisition costs	1,999	2,150
Amortization on bonds	(947)	427
Pension liability	(87)	(176)
Other	(455)	1,197

Net deferred tax liability from operations	11,107	14,520
Other comprehensive income	(1,058)	(2,007)

Total deferred tax liability	$10,049	$12,513

6. COMMITMENTS AND CONTINGENCIES

        World-Wide leases its office facility under an operating lease. Rent expense, which is included in operating expenses, in connection with this lease was $149,000 and $195,000 for the years ended September 30, 2001 and 2000, respectively. The lease expired in October 2001 and World-Wide is currently in the process of negotiating its renewal. Assuming the lease agreement will be renewed, the aggregate minimum future annual commitment as of September 30, 2001 through the term of the lease is expected to be $192,000.

        World-Wide, from time to time, may be a defendant in legal proceedings relative to the conduct of its insurance business. These legal proceedings are a normal part of its business.

7. REINSURANCE AND RELATED PARTY TRANSACTIONS

        World-Wide Reassurance has reinsurance arrangements with various insurance companies who are seeking to provide for the greater diversification of business, control exposures to potential losses arising from large risks and provide additional capacity for growth.

        All insurance premiums earned are assumed from various insurance companies. World-Wide Reassurance then retrocedes a portion of these premiums to other insurance companies. The retrocession of such business does not relieve World-Wide Reassurance of its liability and, as such, failure of retrocessionaires to honor their obligations could result in losses. World-Wide Reassurance evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. As of September 30, 2001, World-Wide had no significant reinsurance-related concentrations of credit risk.

        Net premiums earned were as follows:

	Years Ended September 30,
	2001	2000
	(in thousands)
Premiums assumed	$41,009	$30,035
Premiums retroceded	5,374	4,129

Net premiums earned	$35,635	$25,906

        Reinsurance receivables as of September 30, 2001 and 2000 include reserve balances for reinsurance retroceded amounting to $20.3 million and $33.2 million, respectively.

        World-Wide Reassurance has entered into reinsurance arrangements with Pacific Life. Pacific Life cedes to World-Wide Reassurance certain blocks of individual life insurance on an automatic and facultative basis. The risks transferred to World-Wide Reassurance generally represent mortality risks. Included and netted in other assets are future policy benefits and unpaid claims of $304,000 and $594,000 as of September 30, 2001 and 2000, respectively. Premiums assumed for the years ended September 30, 2001 and 2000 amounted to $2.9 million and $2.5 million, respectively. Policy benefits amounted to $2.2 million and $1.9 million for the years ended September 30, 2001 and 2000, respectively.

8. PENSION PLAN

        World-Wide Holdings provides a funded defined benefit pension plan covering all eligible employees. The assets of the plan are held separately from those of World-Wide Holdings and are invested with an insurance company. World-Wide Holdings's funding policy for the plan is to make contributions to the plan so as to spread the cost of the pension over the employee's working life with

World-Wide Holdings. Components of the net periodic pension expense are as follows for the years ended:

	September 30,
	2001	2000
	(in thousands)
Service cost—benefits earned during the year	$280	$268
Interest cost on projected benefit obligation	194	214
Expected return on plan assets	(248)	(200)
Amortization of transition obligation	66	66

Net periodic pension expense	$292	$348

        The following tables set forth the change in benefit obligation, plan assets and the funded status reconciliation as of:

	September 30,
	2001	2000
	(in thousands)
Change in Benefit Obligation:
Benefit obligation, beginning of year	$3,367	$3,402
Service cost	280	268
Interest cost	194	214
Benefits paid	(145)	(140)
Translation adjustment	(13)	(377)

Benefit obligation, end of year	$3,683	$3,367

	September 30,
	2001	2000
	(in thousands)
Change in Plan Assets:
Fair value of plan assets, beginning of year	$2,716	$2,364
Actual return on plan assets	(353)	393
Employer contributions	1,026	382
Benefits paid	(145)	(140)
Translation adjustment	10	(283)

Fair value of plan assets, end of year	$3,254	$2,716

	September 30,
	2001	2000
	(in thousands)
Funded Status Reconciliation:
Funded status	$(429)	$(651)
Unrecognized transition asset	182	248
Unrecognized actuarial gain	(182)	(183)

Accrued pension cost	$(429)	$(586)

        In determining the actuarial present value of the projected benefit obligation as of September 30, 2001 and 2000, the weighted average discount rate used was 5.75% and 6.5%, respectively, and the rate of increase in future compensation levels was 4.5% and 5.5%, respectively. The expected long-term rate of return on plan assets was 7.0% in 2001 and 8.0% in 2000.

9. STATUTORY REQUIREMENTS

        In connection with the Insurance Companies Act 1982, World-Wide Reassurance is required to maintain statutory minimum net capital requirements of $14.9 million and $11.4 million as of September 30, 2001 and 2000, respectively. World-Wide Reassurance had statutory capital in excess of these minimum requirements of $29.3 million and $31.2 million as of September 30, 2001 and 2000, respectively.

10. COMPANIES ACT 1985

        These financial statements do not comprise World-Wide's "statutory accounts" within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended September 30, 2001, on which the auditors' report was unqualified, have been delivered to the Registrar of Companies for England and Wales.

11. SUBSEQUENT EVENT

        On August 6, 2001, Pacific Life entered into a share purchase agreement with Scottish Annuity & Life Holdings, Ltd. This transaction closed on December 31, 2001, at which time Pacific Life exchanged its ownership interest in World-Wide Holdings for newly issued Scottish Annuity & Life Holdings, Ltd. ordinary shares valued at approximately $78 million. Pacific Life became the largest shareholder of Scottish Annuity & Life Holdings, Ltd. with an approximate 22.5% interest in the issued and outstanding Scottish Annuity & Life Holdings, Ltd. ordinary shares. In connection with the closing of this transaction, World-Wide Holdings paid a dividend to Pacific Life of $11.4 million during December 2001. This dividend was declared by the Board of Directors of World-Wide Holdings on August 5, 2001, and has been provided for in these financial statements.

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REPORT OF INDEPENDENT AUDITORS
WORLD-WIDE HOLDINGS LIMITED CONSOLIDATED BALANCE SHEETS (Expressed in Thousands of United States Dollars)
WORLD-WIDE HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF INCOME (Expressed in Thousands of United States Dollars)
WORLD-WIDE HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Expressed in Thousands of United States Dollars)
WORLD-WIDE HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY (Expressed in Thousands of United States Dollars, except for number of shares)
WORLD-WIDE HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Expressed in Thousands of United States Dollars)
WORLD-WIDE HOLDINGS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2001